UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2012

PHILLIPS EDISON – ARC

SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	006-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Report on Form 8-K filed on June 4, 2012 to provide the required financial information relating to the Company’s acquisition of Vine Street Square, located in Kissimmee, Florida.

After reasonable inquiry, the Company is not aware of any material factors relating to Vine Street Square that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2012 (unaudited) and for the year ended December 31, 2011	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2012 (unaudited) and for the year ended December 31, 2011	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012	8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2012	9

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011	10

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”), of Vine Street Square, a shopping center located in Kissimmee, Florida (the “Property”), for the year ended December 31, 2011. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Historical Summary of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 8, 2012

Vine Street Square

Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2012 (unaudited)

and for the Year Ended December 31, 2011

(in thousands)

	Three Months Ended March 31, 2012	Year Ended December 31, 2011
	(Unaudited)
Revenues
Rentals	$279	$1,141
Recoveries	64	308
Other property income	1	1

Total revenues	344	1,450

Certain Operating Expenses
Property operating	60	309
Real estate taxes	32	122

Total certain operating expenses	92	431

Revenues in excess of certain operating expenses	$252	$1,019

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Vine Street Square

Notes to the Statements of Revenues and Certain Operating Expenses

For Three Months Ended March 31, 2012 (unaudited) and Year Ended December 31, 2011

1. ORGANIZATION AND BASIS OF PRESENTATION

On June 4, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary, purchased Vine Street Square, a shopping center containing 120,699 rentable square feet (unaudited) located in Kissimmee, Florida, for approximately $13.7 million, exclusive of closing costs. The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and proceeds provided by the CBRE Global Investors.

The statements of revenues and certain operating expenses (the “Historical Summaries”) of Vine Street Square have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Vine Street Square. The statements of revenues and certain operating expenses exclude items that may not be comparable to the future operations of Vine Street Square, such as depreciation, amortization, and interest on debt not assumed.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2012, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition — Vine Street Square leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. The property recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was lower than the current amount required to be paid by tenants by $12,000 for the three months ended March 31, 2012 and higher than the current amount required to be paid by tenants by $149,000 for the year ended December 31, 2011.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred and are included in property operating expenses. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events — The Company has evaluated subsequent events through August 8, 2012, the date the Historical Summaries were available to be issued, to determine if either recognition or disclosure of significant events or transactions is required. The Company has determined that no such recognition or disclosure is required.

3. LEASES

Minimum future rentals of Vine Street Square to be received under noncancelable operating leases in effect as of December 31, 2011, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending December 31

2012	$1,174,000
2013	1,099,000
2014	920,000
2015	724,000
2016	570,000
Thereafter	3,541,000

Total	$8,028,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4. CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of Vine Street Square for the year ended December 31, 2011 are as follows:

Tenant	Percent of Rental Revenue

OfficeMax	25%
Deal$	11%
Outback Steakhouse	10%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On June 4, 2012, the Company, through a consolidated joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary (the “Joint Venture”), purchased a shopping center containing 120,699 rentable square feet located on approximately 18.4 acres of land in Kissimmee, Florida (“Vine Street Square”) for approximately $13.7 million, exclusive of closing costs. The Company holds an approximate 54% interest in the Joint Venture, and the CBRE Global Investors hold the remaining approximate 46% interest. The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and proceeds provided by the CBRE Global Investors. Vine Street Square was purchased from Kimco Kissimmee 613 Inc., a Florida corporation that is not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transactions have been made. Although we do not anticipate any changes in the Vine Street Square fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to the Company’s attention.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 is presented as if the Company acquired Vine Street Square on March 31, 2012. The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 are presented as if the Company had acquired Vine Street Square on January 1, 2011. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2012 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(in thousands)

	March 31, 2012 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma March 31, 2012

ASSETS
Investments in real estate, net	$79,547	$23,964	$103,511
Cash and cash equivalents	6,339	1,902	8,241
Restricted cash	11	—	11
Accounts receivable, net	719	—	719
Prepaid expenses and other, net	8,822	2,013	10,835

Total assets	$95,438	$27,879	$123,317

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable	$40,463	$11,530	$51,993
Acquired below market lease intangibles, net	1,240	860	2,100
Accounts payable	251	—	251
Accrued expenses and other liabilities	8,894	—	8,894

Total liabilities	50,848	12,390	63,238

Commitments and contingencies	—	—	—

Equity:
Preferred stock	—	—	—
Common stock	38	8	46
Additional paid-in capital	28,480	8,367	36,847
Accumulated deficit	(4,891)	(196)	(5,087)

Total shareholders’ equity	23,627	8,179	31,806
Noncontrolling interests	20,963	7,310	28,273

Total equity	44,590	15,489	60,079

Total liabilities and equity	$95,438	$27,879	$123,317

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2012

(in thousands, except per share amounts)

	Three Months Ended March 31, 2012 as Reported (a)	Statement of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments (c)	Pro Forma Three Months Ended March 31, 2012

Revenues:
Rental income	$1,755	$279	$478	$2,512
Tenant recovery income	443	64	79	586
Other property income	17	1	—	18

Total revenues	2,215	344	557	3,116

Expenses:
Property operating	379	60	96	535
Real estate taxes	242	32	34	308
General and administrative	324	—	88	412
Acquisition-related expenses	278	—	—	278
Depreciation and amortization	1,044	—	466	1,510

Total expenses	2,267	92	684	3,043

Operating (loss) income	(52)	252	(127)	73

Interest expense	(391)	—	(90)	(481)

Net (loss) income	(443)	252	(217)	(408)
Net loss (income) attributable to noncontrolling interests	185	—	(16)	169

Net (loss) income attributable to Company shareholders	$(258)	$252	$(233)	$(239)

Per share information – basic and diluted:
Basic and diluted loss per share	$(0.08)			$(0.05)

Weighted-average basic and diluted common shares outstanding	3,124,334			4,672,630 (i)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Year Ended December 31, 2011 as Reported (a)	Statement of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments (c)	Pro Forma Year Ended December 31, 2011

Revenues:
Rental income	$2,762	$1,141	$6,489	$10,392
Tenant recovery income	750	308	1,507	2,565
Other property income	17	1	(2)	16

Total revenues	3,529	1,450	7,994	12,973

Expenses:
Property operating	631	309	1,430	2,370
Real estate taxes	507	122	727	1,356
General and administrative	845	—	942	1,787
Acquisition-related expenses	1,751	—	384	2,135
Depreciation and amortization	1,500	—	4,501	6,001

Total expenses	5,234	431	7,984	13,649

Operating (loss) income	(1,705)	1,019	10	(676)

Interest expense	(811)	—	(1,918)	(2,729)

Net (loss) income	(2,516)	1,019	(1,908)	(3,405)
Net loss attributable to noncontrolling interests	152	—	313	465

Net (loss) income attributable to Company shareholders	$(2,364)	$1,019	$(1,595)	$(2,940)

Per share information – basic and diluted:
Basic and diluted loss per share	$(1.57)			$(0.63)

Weighted-average basic and diluted common shares outstanding	1,503,477			4,672,630 (j)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012

a.	Reflects the Company’s historical balance sheet as of March 31, 2012.

b.	Reflects pro forma adjustments related to the operations of the acquisition of The Village at Glynn Place, which was made after March 31, 2012, as if it was acquired on March 31, 2012, in addition to other pro forma adjustments related to the acquisition of Vine Street Square.

Description	Previous Acquisition Pro Forma Balance Sheet (e)	Vine Street Square Pro Forma Adjustments		Other Pro Forma Adjustments

Assets:
Investments in real estate, net	$11,297	$12,667	(c)	$23,964
Cash and cash equivalents	—	1,902	(d)	1,902
Prepaid expenses and other, net	681	1,332	(c)	2,013

Total assets	$11,978	$15,901		$27,879

Liabilities:
Mortgage loans payable	$11,530	$—		$11,530
Acquired below market lease intangibles, net	560	300	(c)	860

Total liabilities	12,090	300		12,390

Equity:
Common stock	—	8	(d)	8
Additional paid-in capital	—	8,367	(d)	8,367
Accumulated deficit	(89)	(107	)(c)	(196)

Total shareholders’ equity	(89)	8,268		8,179
Noncontrolling interests	(23)	7,333	(d)	7,310

Total equity	(112)	15,601		15,489

Total liabilities and equity	$11,978	$15,901		$27,879

c.	Reflects the acquisition of Vine Street Square for $13,650,000. Acquisition-related costs of $134,000 were expensed as incurred. $27,000 of the acquisition expenses was allocated to the CBRE Global Investors, and the remaining $107,000 was allocated to accumulated deficit. The Company used proceeds from its ongoing public offering and proceeds provided by the CBRE Global Investors to fund the acquisition. The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Description	Vine Street Square

Land	$5,438
Buildings	4,862
Land improvements	1,611
Tenant improvements	756

Total investment in real estate	12,667
Above-market lease values	79
In-place lease values	1,204
Below-market lease values	(300)

Total purchase price	$13,650

The Company capitalized $49 for prepaid insurance for Vine Street Square. These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the unaudited pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Description	Vine Street Square

Above-market lease values	$79
In-place lease values	1,204
Prepaid insurance	49

Total prepaid expenses and other assets	$1,332

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers were used to record the purchase of identifiable assets acquired such as land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases and acquired above- and below-market leases.

The estimated fair value of acquired in-place leases reflect the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the dates of acquisition. Such estimates include the fair value of the loss of rental income, leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels.

Acquired above- and below-market lease values were recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the current market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease prior to its contractual term, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of above- and-below market lease value will be charged to rental revenue.

Although we do not anticipate any further changes in the Vine Street Square fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to the Company’s attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire Vine Street Square (amounts in thousands):

Description	Vine Street Square

Purchase price	$13,650
Acquisition costs	134
Prepaid insurance	49

Total cash paid to acquire property	$13,833

d.	Reflects additional offering proceeds of $8,375,000 from the sale of 847,228 shares in the Company’s ongoing public offering as received on March 31, 2012 based on offering proceeds actually received as of May 14, 2012, in addition to proceeds of $7,360,000 from the CBRE Global Investors. Noncontrolling interests is presented net of the $27,000 in acquisition-related costs allocated to the CBRE Global Investors, a net of $7,333,000. $13,833,000 was paid in cash at closing for the acquisition of Vine Street Square, as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$8,375
Proceeds from the CBRE Global Investors	7,360
Cash paid to acquire Vine Street Square	(13,833)

$1,902

e.	Previously presented on the 8-K/A filed on July 10, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months

Ended March 31, 2012

a.	Reflects the Company’s historical operations for the three months ended March 31, 2012.

b.	Reflects the historical revenues and certain operating expenses of Vine Street Square for the three months ended March 31, 2012.

c.	Reflects pro forma adjustments related to the operations of three significant acquisitions made since January 1, 2012, as if they were acquired on January 1, 2011, in addition to other pro forma adjustments related to the acquisition of Vine Street Square (amounts in thousands).

Description	Previous Acquisitions Actual Results of Operations (j)	Previous Acquisitions Pro Forma Results of Operations (k)	Pro Forma Adjustments (l)	Vine Street Square Pro Forma Adjustments		Total Pro Forma Adjustments
Revenue:
Rental income	$1,755	$2,205	$450	$28	(d)	$478
Tenant recovery income	443	522	79	—		79
Other property income	17	17	—	—		—

Total revenues	2,215	2,744	529	28		557

Expenses:
Property operating	379	473	94	2	(e)	96
Real estate taxes	242	276	34	—		34
General and administrative	324	378	54	34	(f)	88
Acquisition-related expenses	278	278	—	—		—
Depreciation and amortization	1,044	1,299	255	211	(g)	466

Total expenses	2,267	2,704	437	247		684

Operating (loss) income	(52)	40	92	(219)		(127)

Interest expense	(391)	(481)	(90)	—		(90)

Net (loss) income	(443)	(441)	2	(219)		(217)
Net loss (income) attributable to noncontrolling interests	185	184	(1)	(15	)(h)	(16)

Net (loss) income attributable to Company shareholders	$(258)	$(257)	$1	$(234)		$(233)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2011.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for Vine Street Square were $16,000, and property management fees included in the historical financial information were $14,000.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with Vine Street Square, for an annual asset management fee of 1% of the costs of the real estate investments.

g.	Reflects the depreciation and amortization of Vine Street Square using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

h.	Reflects the CBRE Global Investors’ 46% share of the net income of Vine Street Square. The allocation to noncontrolling interests is calculated as 46% of the properties’ results of operations as presented within the combined statement of revenues and certain operating expenses and their related pro forma adjustments, excluding any acquisition fees.

i.	Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2011, based on offering proceeds received as of May 14, 2012.

j.	Previously presented on the Company’s Form 10-Q for the quarter ended March 31, 2012.

k.	Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2012 were actually purchased on January 1, 2011.

l.	Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

Ended December 31, 2011

a.	Reflects the Company’s historical operations for the year ended December 31, 2011.

b.	Reflects the historical revenues and certain operating expenses of Vine Street Square for the year ended December 31, 2011.

c.	Reflects pro forma adjustments related to the operations of eight significant acquisitions made since January 1, 2011, as if they were acquired on January 1, 2011, in addition to other pro forma adjustments related to the acquisition of Vine Street Square (amounts in thousands).

Description	Previous Acquisitions Actual Results of Operations (k)	Previous Acquisitions Pro Forma Results of Operations (l)	Pro Forma Adjustments (m)	Vine Street Square Pro Forma Adjustments		Total Pro Forma Adjustments
Revenue:
Rental income	$2,762	$9,112	$6,350	$139	(d)	$6,489
Tenant recovery income	750	2,257	1,507	—		1,507
Other property income	17	15	(2)	—		(2)

Total revenues	3,529	11,384	7,855	139		7,994

Expenses:
Property operating	631	2,054	1,423	7	(e)	1,430
Real estate taxes	507	1,234	727	—		727
General and administrative	845	1,650	805	137	(f)	942
Acquisition-related expenses	1,751	2,001	250	134	(g)	384
Depreciation and amortization	1,500	5,158	3,658	843	(h)	4,501

Total expenses	5,234	12,097	6,863	1,121		7,984

Operating (loss) income	(1,705)	(713)	992	(982)		10

Interest expense	(811)	(2,729)	(1,918)	—		(1,918)

Net loss	(2,516)	(3,442)	(926)	(982)		(1,908)
Net loss (income) attributable to noncontrolling interests	152	516	364	(51	)(i)	313

Net loss attributable to Company shareholders	$(2,364)	$(2,926)	$(562)	$(1,033)		$(1,595)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2011.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for Vine Street Square were $59,000, and property management fees included in the historical financial information were $52,000.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with Vine Street Square, for an annual asset management fee of 1% of the costs of the real estate investments.

g.	Reflects the sum of the acquisition expenses incurred to acquire Vine Street Square.

h.	Reflects the depreciation and amortization of Vine Street Square using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.	Reflects the CBRE Global Investors’ 46% share of the net income of Vine Street Square. The allocation to noncontrolling interests is calculated as 46% of the properties’ results of operations as presented within the combined statement of revenues and certain operating expenses and their related pro forma adjustments, excluding any acquisition fees.

j.	Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2011, based on offering proceeds received as of May 14, 2012.

k.	Previously presented on the Company’s annual report on Form 10-K for the year ended December 31, 2011.

l.	Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2011 were actually purchased on January 1, 2011.

m.	Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: August 8, 2012	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer